$500,000.00 October 8, 2013
Corona, California

SALEEN AUTOMOTIVE, inc.

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, SALEEN AUTOMOTIVE, INC., a Nevada corporation (the “Borrower”), promises to pay to the order of W-NET FUND I, L.P., a Delaware limited partnership (hereafter, together with any holder hereof, called “Lender”), at such place as Lender may designate in writing to Borrower, in lawful money of the United States of America, and in immediately available funds, the aggregate principal amount of Five Hundred Thousand U.S. Dollars ($500,000.00) (the “Principal Amount”), plus interest as hereinafter provided. The aggregate Principal Amount under this Secured Promissory Note (this “Note”), and all accrued and unpaid interest thereon, shall be due and payable to Lender on October 7, 2014 (the “Maturity Date”).

1.	From and after the date first set forth above (until maturity or default as hereinafter provided), interest shall accrue on the principal amount of this Note that is outstanding from time to time at a rate per annum equal to eight percent (8%). If, however, an interest rate of eight percent (8%) exceeds the allowable rate of interest under California law, then interest shall accrue on the principal amount of this Note from time to time at a rate per annum equal to the highest maximum allowable percentage rate under California law. Interest shall be computed on the daily outstanding principal balance hereunder on the basis of a three hundred sixty (360) day year, as the case may, counting the number of actual days elapsed. The aggregate Principal Amount then outstanding, together with all accrued but unpaid interest thereon shall be due and payable on the Maturity Date or on such earlier date on which the maturity hereof is accelerated pursuant to the provisions hereof.
2.	From and after the occurrence of an Event of Default, interest shall accrue on any amounts past due hereunder (whether by acceleration, maturity or otherwise) at a rate of five percent (5%) per annum in excess of the interest rate otherwise payable hereunder. All such interest accruing on amounts past due hereunder shall be due and payable on demand.
3.	Borrower, at its option, may repay or prepay all or any portion of the outstanding Principal Amount, together with all accrued and unpaid interest, at any time without penalty by giving Lender at least one (1) business day’s prior written notice of any such prepayment. All payments received by Lender shall be applied first, to fees, costs and expenses that may be due to Lender, second, to accrued and unpaid interest, and third, to the outstanding Principal Amount.
4.	Notwithstanding any provision to the contrary contained in this Note, Borrower shall not be required to pay, and Lender shall not be permitted to collect any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (a) the provisions of this paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, applied as a credit against the outstanding principal balance of this Note or the accrued and unpaid interest (not to exceed the maximum amount permitted by law), or refunded to the payor thereof, or any combination of the foregoing; (d) the interest rate provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if, for any period of time, interest on this Note is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter the Maximum Rate exceeds the applicable rate, the rate of interest payable on this Note shall become the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on this Note had the rate of interest not been limited to the Maximum Rate during such period.
5.	Each of the following events shall constitute an “Event of Default” under this Note: (a) failure of Borrower to pay any principal, interest or other amount due hereunder within five (5) business days of the date due, or Borrower shall in any way fail to comply with the other terms, covenants or conditions contained in this Note, when such failure continues for a period of five (5) days following notice thereof from Lender; (b) Borrower shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of Borrower or of a substantial part of Borrower’s property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) make a conveyance fraudulent as to creditors under any state or federal law; or (c) a case or other proceeding shall be commenced against Borrower in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Borrower of all or any substantial part of its assets, domestic or foreign, and such proceeding shall not have been stayed or dismissed within sixty (60) days.
6.	Upon the occurrence of an Event of Default described in clause (a) of the definition thereof, any and all of the obligations hereunder, at the option of Lender, exercisable in its sole discretion, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately be in default and due and payable and Lender may exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of an Event of Default described in clause (b) or (c) of the definition thereof, any and all of the obligations hereunder, without demand or notice of any kind, shall immediately be in default and due and payable and Lender may exercise any and all rights and remedies available to it at law, in equity or otherwise. Nothing in this paragraph shall limit the right of Lender to make demand, at any time, with or without the occurrence of an Event of Default, for payment in full of all amounts due hereunder.
7.	Borrower agrees to pay all costs and expenses (including, without limitation, attorneys’ fees) incurred by Lender in connection with or related to this Note, or its enforcement, whether or not suit be brought.
8.	All payments of principal, interest and other amounts to be made by Borrower under this Note shall be made without any deduction, set-off or counterclaim whatsoever. The receipt of any check or other item of payment by Lender shall not be considered a payment on this Note until such check or other item of payment is honored at the drawee bank. Lender may delay the credit of such payment until the funds become available and interest under this Note shall accrue until the funds are in fact collected.
9.	(a) As security for the full and final payment of all obligations of the Borrower pursuant to this Note, Borrower hereby grants to Lender (i) a continuing second priority security interest and general lien in and to any and all, right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired, and (ii) a continuing first priority security interest and general in and to any and all right, title and interest of Borrower in and to the Specific Collateral.

(b) Lender agrees that the security interest in the Collateral shall be subordinate to the security interest held by the lenders under those certain 3% Senior Secured Convertible Notes and the transaction documents entered into in connection therewith (the “Senior Notes”).

(c) For purposes of this Note, (i) “Collateral” means all property and other assets of Borrower, wherever located and whether now owned or hereafter acquired, including, but not limited to, all Inventory, General Intangibles (including but not limited to copyrights), Accounts, Accounts Receivable, Chattel Paper, Contracts, Equipment, Investment Property, Commercial Tort Claims, Letter-of-Credit Rights, Accounts and Deposits in banks and other financial institutions, Fixtures, and Profits (in each case as the same may be defined from time to time in the Uniform Commercial Code of California), but expressly excluding the Specific Collateral, and (ii) “Specific Collateral” means a red 2003 Saleen S7, VIN 1S9SB181X35000027.

(d) Borrower hereby represents and warrants that the Specific Collateral is, as of the date hereof, free and clear of all liens, and hereafter until this Note and all Principal Amount and accrued interest thereon is fully repaid, will not be encumbered by any liens, and the parties hereby agree that the original title thereto shall be held in escrow by Stubbs Alderton & Markiles, LLP, as escrow agent and pursuant to that certain Escrow Agreement entered into on and as of the date hereof. Until the earlier of (i) repayment of all Principal Amount and accrued interest thereon under this Note in full by Borrower and (ii) an Event of Default, Lender agrees to keep the Specific Collateral locked in a secure location with the keys to be held by Lender, and the parties agree that Lender will not drive, or allow others to drive, the Specific Collateral.

(e) Upon the failure of the Borrower to pay any amounts hereunder when due, Lender shall, in addition to any other rights and remedies available at law or equity and subject to the last sentence of this Section 9(e), be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the foregoing, on the occurrence of any Event of Default, and at any later time, Lender may declare all obligations under this Note due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the Uniform Commercial Code in effect in the State of California as well as other rights and remedies either at law or in equity possessed by Lender. Subject to the rights held by the holders of the Senior Notes, Lender may require Borrower to assemble the Collateral and make it available to Lender at any place to be designated by Lender that is reasonably convenient to Lender. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended deposition of the Collateral or Special Collateral is to be made. The requirements of reasonable notice will be met if the notice is mailed, postage prepaid, to the address of Borrower shown below Borrower’s signature to this Agreement at least ten (10) days before the time of the sale or disposition. Additionally, upon the occurrence of an Event of Default, Lender may first sell, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on commercially reasonable terms, the Specific Collateral and apply the proceeds in the manner provided for herein. In the event the proceeds from the sale of the Specific Collateral are insufficient to satisfy the amount then due and payable, Lender shall provide Borrower with written notice of the deficiency, at which point Borrower will have 30 days to satisfy such amount, together with any accrued interest. If Borrower remits funds sufficient to satisfy the deficiency and accrued interest, then Lender’s lien and security interest in the Collateral and Specific Collateral will terminate, and all such Collateral and Specific Collateral will be immediately returned to Borrower. If Borrower fails to remit funds sufficient to satisfy the deficiency and accrued interest within 30 days, then Lender will be permitted to foreclose and sell, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on commercially reasonable terms, the remainder of the Collateral and apply the proceeds in the manner provided for herein.

(f) Expenses of retaking, holding, preparing for sale, selling, or the like will include Lender’s reasonable attorneys’ fees and legal expenses, and all will be included as part of the obligations under this Note and added to the Principal Amount hereunder and will be secured by this Note. All rights and remedies granted Lender hereunder, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all obligations are indefeasibly satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

(g) Lender is hereby authorized to file any and all financing statements in appropriate jurisdictions to reflect the security interest granted herein. Nothing herein shall be deemed to limit any of the terms or provisions of this Note or any other present or future document, instrument or agreement, between Borrower and Lender, and all of Lender’s rights and remedies hereunder and thereunder are cumulative.

(h) Notwithstanding the foregoing, until the security interest in the Collateral under the Senior Notes is terminated, Lender shall not take any action, or exercise any remedy with respect to the Collateral without the prior written consent of the applicable holders of the Senior Notes, provided that, no portion of the foregoing shall limit Lender’s rights and remedies as to the Specific Collateral.

10.	Time is of the essence of this Note.
11.	No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
12.	All amendments to this Note, and any waiver or consent of Lender, must be in writing and signed by Lender and Borrower.
13.	Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, and all other notices or demands of any kind or character, and to the fullest extent permitted by law, the right to invoke any statute of limitations as a defense to any demand hereunder. No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.
14.	THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF CALIFORNIA, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT. BORROWER HEREBY (a) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT, OR AT THE OPTION OF LENDER, ANY STATE COURT, LOCATED IN LOS ANGELES, CALIFORNIA OVER ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR TO ANY MATTER ARISING THEREFROM OR RELATING THERETO; (b) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS SO THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER’S ADDRESS; (c) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (d) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (e) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER’S EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN LOS ANGELES, CALIFORNIA. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
15.	THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.
16.	In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.
17.	This Note inures to and binds the heirs, successors and assigns of Borrower and Lender. Lender may assign its rights under this Note. However, Borrower may not assign any rights or obligations under this Note without Lender’s prior written consent.
18.	All notices and other communications provided for hereunder shall be in writing and shall be sent to Lender’s principal place of business or Borrower’s address set forth below its signature hereto, as the case may be. All such notices and other communications shall be effective when received.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed and delivered this Secured Promissory Note as of the date first written above.

BORROWER:

SALEEN AUTOMOTIVE, INC.

By: ___/s/ Steve Saleen_______________________

Name: Steve Saleen

Title: Chief Executive Officer

Address for notices:

2735 Wardlow Road

Corona, California 92882

Attn: Board of Directors

Fax: (949) 630-0633

Acknowledged and Agreed as
of the date first written above:

LENDER:

W-NET FUND I, L.P.
By: W-Net Fund GP I LLC
Its: General Partner

By: /s/ David Weiner

Name: David Weiner

Title: Manager

Address for notices:

12400 Ventura Boulevard
Ste. 327
Studio City, CA 91604

Attn: David Weiner

Fax: